UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
June 12, 2014

Remy International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13683	35-1909253
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Corporation Drive
Pendleton, IN 46064
(Address of principal executive offices, including zip code)

(765) 778-6499
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2014 Annual Meeting of Stockholders of Remy International, Inc. (the “Company”) was held on June 12, 2014. The results of matters submitted to a vote were as follows:

Proposal No. 1
The Stockholders elected all persons nominated as a Class II director nominee to serve for a three-year term expiring at the Company’s 2017 Annual Meeting of Stockholders or until their respective successors have been elected and qualified, or until their earlier death, resignation or removal. The Class II director nominees were elected with the following vote results:

	FOR	WITHHELD	BROKER NON-VOTES
Brent B. Bickett	24,161,678	2,708,516	1,986,678
Alan L. Stinson	24,972,314	1,897,880	1,986,678
Douglas K. Ammerman	26,213,007	657,187	1,986,678

The term of office of Class III directors, William P. Foley II and John H. Weber, continues until the Company’s 2015 Annual Meeting of Stockholders. The term of office of Class I directors, Lawrence F. Hagenbuch, George P. Scanlon and J. Norman Stout, continues until the Company’s 2016 Annual Meeting of Stockholders.

Proposal No. 2
The Stockholders voted upon and provided their non-binding advisory vote on the compensation paid to the Company’s named executive officers for the year ended December 31, 2013 with the following vote results:

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
To provide a non-binding advisory vote on the 2013 compensation paid to the Company’s named executive officers as disclosed in the Company’s Proxy Statement	26,735,040	130,380	4,774	1,986,678

Proposal No. 3
The Stockholders voted upon and ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014 with the following vote results:

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014	28,784,029	72,543	300	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Remy International, Inc.

Date: June 13, 2014	By:	/s/ Fred Knechtel
	Name:	Fred Knechtel
	Title:	Senior Vice President, Chief Financial Officer and Treasurer